Exhibit 23.1

Consent of independent registered public accounting firm:

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 on Form F-4 of our report dated March 23, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ P.C. Dams RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
June 20, 2012